As filed with the Securities and Exchange Commission on February 16, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

New York	13-0872805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6400 Poplar Avenue

Memphis, Tennessee 38197

(901) 419-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph R. Saab, Esq.

Senior Vice President, General Counsel and

Corporate Secretary

International Paper Company

6400 Poplar Avenue

Memphis, Tennessee 38197

(901) 419-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Peter J. Loughran, Esq.

Eric T. Juergens, Esq.

Debevoise & Plimpton LLP

66 Hudson Boulevard

New York, New York 10001

(212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

International Paper Company

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Stock Purchase Units

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination.

We will provide specific terms of any securities to be offered in a supplement to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. A supplement may also change, add to, update, supplement or clarify information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “IP”. On February 9, 2024, the last reported sale price of our common stock on the NYSE was $35.26 per share.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis.

Investing in our securities involves risks. See “Risk Factors” on page 1 and any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2024.

This prospectus is part of a registration statement filed by International Paper Company with the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement. This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that particular offering. The prospectus supplement may also add to, change, update, supplement or clarify information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC’s website mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any issue or sale of our securities.

All references to “we,” “us,” “our,” or “International Paper” in this prospectus are to International Paper Company.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our reports filed with the SEC that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our reports filed with the SEC that are incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information.”

INTERNATIONAL PAPER COMPANY

We are a global producer of renewable fiber-based packaging, pulp and other fiber-based products with manufacturing operations in North America, Latin America, Europe and North Africa. We are a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898. The address of our principal executive offices is 6400 Poplar Avenue, Memphis, Tennessee 38197, and our main telephone number is 901-419-9000.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for general corporate purposes. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities directly to the public or as part of a stock purchase unit. The debt securities offered by this prospectus and any applicable prospectus supplement will be our unsecured obligations and will be either senior or subordinated debt. Senior debt will be issued under a senior debt indenture dated as of April 12, 1999. Subordinated debt will be issued under a subordinated debt indenture dated as of September 15, 1998. The senior debt indenture and the subordinated debt indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indentures.” The indentures are filed as exhibits to and incorporated by reference into the registration statement of which this prospectus is part.

We have summarized the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in an applicable prospectus supplement. Copies of the indentures may be obtained from us or the applicable trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the applicable indenture or, if no indenture is specified, to sections in each of the indentures. Wherever particular sections or defined terms of the applicable indenture are referred to, the sections or defined terms are incorporated by reference into this prospectus.

General

The indentures do not limit the amount of debt securities that we may issue under the indentures, nor do they limit us from incurring or issuing other secured or unsecured debt.

Unless otherwise specified in an applicable prospectus supplement, the debt securities issued under the senior indenture will rank equally with all of our other unsecured and unsubordinated obligations. The debt securities issued under the subordinated indenture will be subordinate and junior in right of payment, as more fully described in the subordinated indenture, to all of our senior indebtedness. See “—Subordination of Subordinated Debt Securities.”

The applicable prospectus supplement will describe the following terms and provisions as they relate to the particular series of debt securities:

•	the title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;

•	whether the debt securities are to be issuable as registered securities or bearer securities, or both;

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whether any of the debt securities will be issuable, in whole or in part, in temporary or permanent global form or in the form of book-entry securities and, if so, the circumstances under which a global security or securities or book-entry securities may be exchanged for debt securities registered in the name of, or any transfer of a global security or securities or book-entry securities may be registered to, a person other than the depositary for such temporary or permanent global securities or book-entry securities or its nominee;

•	the price or prices, expressed as a percentage of the aggregate principal amount, at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

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the rate or rates per year at which the debt securities will bear interest, if any, and the date from which any interest will accrue and any conditions under which such interest payments may be deferred;

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the dates on which interest payments on the debt securities are due, the regular record date for any interest payable on any debt securities which are registered securities on any interest payment date, and the extent to and the manner in which interest on a temporary global security is to be paid on the interest payment dates, if other than as described under “—Global and Book-Entry Debt Securities”;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where the principal, premium, if any, and interest on the debt securities will be payable, or the debt securities may be presented for registration of transfer or exchange;

•	the date, if any, after which and price or prices at which the debt securities may be redeemed, in whole or in part, pursuant to any optional or mandatory redemption provisions;

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a detailed description of the terms of any optional or mandatory redemption provisions regarding a particular series of debt securities within a series or a redemption option of holders upon the conditions defined in the applicable indenture;

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the denominations in which any debt securities, which are registered securities, will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000, and the denomination or denominations in which any debt securities which are bearer securities will be issuable, if other than the denomination of $5,000 and any integral multiple of $5,000;

•	the currency or currency units of payment of principal of and any premium, if any, and interest on the debt securities;

•	any index used to determine the amount of payments of principal of and any premium, if any, and interest on the debt securities and the manner in which the amounts will be determined;

•	the terms and conditions, if any, pursuant to which the debt securities are convertible or exchangeable into a security or securities of ours;

•	any other terms of the debt securities consistent with the provisions of the applicable indenture; and

•	descriptions of any special provisions for the payment of additional amounts regarding the debt securities. (Section 3.1)

We may also issue debt securities under the indentures upon the exercise of warrants. See “Description of Warrants.”

We may also issue debt securities as original issue discount securities, which are securities, including zero-coupon securities, which are issued at a price significantly lower than the amount payable upon their stated maturity. These securities provide that upon redemption or acceleration of the stated maturity, an amount less than the amount payable upon the stated maturity, determined in accordance with the terms of the debt securities, will become due and payable. Specific United States federal income tax considerations applicable to original issue discount securities will be described in any applicable prospectus supplement.

In addition, specific United States federal income tax or other considerations applicable to any debt securities denominated other than in United States dollars, and to any debt securities which provide for application of an index to determine principal and interest, will be described in any applicable prospectus supplement.

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities offered under this prospectus and any applicable prospectus supplement, form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph. We refer to such issuance of additional debt securities as a further issue.

Form, Exchange, Registration and Transfer

We may issue debt securities of a series in definitive form solely as registered securities, solely as bearer securities, or both. Interest coupons will be attached to bearer securities, unless otherwise indicated in an applicable prospectus supplement. (Section 2.1) The applicable indenture may also provide that debt securities of a series may be issued in temporary or permanent global form or as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in an applicable prospectus supplement for such series. (Sections 2.3 and 2.4)

Registered securities of any series will be exchangeable for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder, upon request confirmed in writing, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable into registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

A book-entry security may not be registered for transfer or exchange, other than as a whole by DTC to a nominee or by a nominee to the depositary, unless:

•	DTC or its nominee notifies us that it is unwilling or unable to continue as depositary;

•	DTC ceases to be qualified as required by the applicable indenture;

•	we instruct the trustee, in accordance with the applicable indenture, that the book-entry securities will be so registrable and exchangeable;

•	an event of default has occurred and is continuing regarding the series of debt securities evidenced by the book-entry securities; or

•	other circumstances exist as are specified in an applicable prospectus supplement. (Section 3.5)

Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for such purposes regarding any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request.

We have appointed the trustee as security registrar. (Section 3.5) If an applicable prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by us regarding any series of debt securities, we may at any time rescind the designation or may change the location through which the transfer agent acts. However, if debt securities of a series are issuable solely as registered securities, we must maintain a transfer agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, we must maintain, in addition to the security registrar, a transfer agent in a place of payment for such series that is located outside of the United States. We may at any time designate additional transfer agents regarding any series of debt securities. (Section 10.2)

Upon any redemption in part, unless otherwise indicated in an applicable prospectus supplement, we will not be required to:

•

issue, register the transfer of, or exchange debt securities of any series during the period beginning at the opening of business 15 days before selection of any debt securities of such series for redemption, and ending at the close of business on:

•	the day the relevant notice of redemption is mailed, if debt securities of the series are issuable only as registered securities;

•	the first day of publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer securities; or

•	the day the relevant notice of redemption is mailed, if debt securities of the series may be issued as either bearer or registered securities and there is no publication;

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register the transfer of, or exchange, any registered security or portion of a registered security that is called for redemption, except for the unredeemed portion of any registered security that is partially redeemed; or

•	exchange any bearer security called for redemption, unless exchanged for a registered security of the same series and a like tenor, and which is immediately surrendered for redemption. (Section 3.5)

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of any principal, premium, if any, and interest on bearer securities will be made, subject to any applicable laws and regulations, at the offices of the paying agents located outside the United States that we designate at various times. The paying agent may make payment by check, or by transfer to an account maintained by the payee with a bank located outside of the United States.

Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities at any interest payment date will be made only upon surrender of the applicable coupon to the paying agent. (Section 10.1) No payment regarding any bearer security will be made at any of our offices or agencies in the United States, by check mailed to any address in the United States, or by transfer to an account maintained with a bank located in the United States. However, payments of any principal, premium, if any, and interest on bearer securities denominated and payable in U.S. dollars must be made at the office of our paying agent in the Borough of Manhattan, The City of New York, but only if full payment in U.S. dollars is illegal or effectively precluded by exchange controls or similar restrictions at all offices or agencies located outside the United States. (Section 10.2)

Unless otherwise indicated in an applicable prospectus supplement:

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payment of any principal, premium, if any, and interest on registered securities will be made at the office of the paying agent or paying agents designated by us, but we or the paying agent may make any interest payment by check mailed to the address described in the security register for the person entitled to the interest payment;

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payment of any interest installments on registered securities will be made to the person in whose name the security is registered at the close of business on the regular record date for the interest payment; (Section 3.7)

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the corporate trust office of the trustee in The City of New York will be designated as a paying agent for us for payments regarding debt securities which are issuable solely as registered securities; and

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we will maintain, subject to the limitations described above in the case of bearer securities, a paying agent outside of the United States for payments regarding debt securities which are issuable solely as bearer securities or as both registered and bearer securities.

An applicable prospectus supplement will specify the name of any other paying agent located within the United States and any paying agent located outside the United States and initially designated by us for the debt securities. We may at any time designate additional paying agents, rescind the designation of any paying agent, or approve a change in the office through which any paying agent acts.

If a series of debt securities are issuable solely as registered securities, we will maintain a paying agent in each place of payment for such series.

If a series of debt securities are issuable as bearer securities we will maintain:

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a paying agent in the Borough of Manhattan, The City of New York for payments regarding any registered securities of the series, and for payments regarding bearer securities of the series but only in the circumstances described above; and

•	a paying agent in a place of payment located outside the United States where debt securities of such series and any coupons pertaining to such series may be presented and surrendered for payment.

However, if the debt securities of such series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the United States, and that stock exchange requires, we will maintain a paying agent in London, Luxembourg, or any other required city located outside the United States, as the case may be, for the debt securities of such series. (Section 10.2)

Payment of any principal, premium, if any, and interest on book-entry securities registered in the name of any depositary or its nominee will be made to the depositary or nominee as the registered owner of the global security representing the book-entry securities. We expect the depositary, upon receipt of any payment of principal, premium, or interest, to immediately credit the participants’ accounts in an amount proportionate to their respective beneficial interests as shown on the records of the depositary or its nominee.

Neither we, the trustee, the securities registrar nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities, nor will we or they have any responsibility or liability for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

All moneys paid by us to a paying agent in respect of any principal, premium, if any, or interest on any debt security and which is unclaimed for two years after the amount becomes due and payable will be repaid to us. After that time the holder of the debt security or coupon can look only to us for payment. (Section 10.3)

Global and Book-Entry Debt Securities

If so specified in an applicable prospectus supplement, the portion of a series of debt securities which are issuable as bearer securities will initially be represented by one or more temporary or permanent global debt securities, without interest coupons, to be deposited with a common depositary in London for Euroclear Bank S.A./N.V. and Clearstream Banking S.A. for credit to the designated accounts. Unless otherwise indicated in an applicable prospectus supplement, each temporary global debt security, on or after 40 days following its issuance, may be exchanged for definitive bearer securities, definitive registered securities, all or a portion of a permanent global debt security, or any combination thereof, as specified in an applicable prospectus supplement and upon written certification in the form and to the effect described under “—Form, Exchange, Registration and Transfer.” No bearer security, including a debt security in permanent global form, that is delivered in exchange for a portion of a temporary or permanent global debt security will be mailed or otherwise delivered in connection with the exchange to any location in the United States. (Sections 3.4 and 3.5)

If debt securities to be sold in the United States are designated by us in an applicable prospectus supplement as book-entry securities, a global security representing the book-entry securities will be deposited in the name of Cede & Co. as nominee for DTC representing the debt securities to be sold in the United States. Upon deposit of the book-entry securities, DTC will credit an account maintained or designated by an institution to be named by us or any purchaser of the debt securities represented by the book-entry securities with an aggregate amount of debt securities equal to the total number of debt securities that have been so purchased. An applicable prospectus supplement will describe the specific terms of any depositary arrangement regarding any portion of a series of debt securities to be represented by one or more global securities. Beneficial interests in the debt securities will only be evidenced by, and transfers of the debt securities will only be effected through, records maintained by DTC and the institutions that are its participants.

Certain Covenants

Limitations on Liens

We have covenanted in the senior indenture that with regard to the senior debt securities, we will not, nor will we permit any subsidiary (as defined below) to, issue, assume or guarantee any debt for money borrowed that is secured by a mortgage, pledge, security interest or lien (a “mortgage” or “mortgages”) upon any forestlands or principal manufacturing facility (each as defined below) owned or hereafter acquired, without in any such case effectively providing, concurrently with the issuance, assumption or guarantee of such debt, that the senior debt securities are secured equally and ratably with, or with preference to, that debt. The foregoing restrictions will not apply to the following:

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mortgages on any property acquired, constructed or improved by us or any subsidiary after April 12, 1999, which are created or assumed contemporaneously with, or within 180 days after such acquisition (or, in the case of property constructed or improved, after the completion and commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement, or mortgages on any property existing at the time of acquisition thereof; provided, that in the case of any such construction or improvement the mortgage shall not apply to any property theretofore owned by us or any subsidiary other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

•	mortgages on any property acquired from a corporation that is merged with or into us or a subsidiary, or mortgages outstanding at the time any corporation becomes a subsidiary;

•	mortgages in favor of us or any subsidiary; and

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any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part, of any mortgage listed above; provided, however, that the principal amount of debt secured thereby shall not exceed the principal amount of debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

The following types of transactions, among others, will not be deemed to create debt secured by a mortgage:

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the sale, mortgage or other transfer of timber in connection with an arrangement under which we are, or a subsidiary is, obligated to cut such timber or a portion of such timber to provide the transferee with a specified amount of money however determined; and

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the mortgage of any of our property or any subsidiary in favor of the United States or any state thereof, or any department, agency or instrumentality or political subdivision of the United States or any state thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of refinancing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages. (Section 10.7 of senior indenture)

However, we or any of our subsidiaries may, without securing the senior debt securities, issue, assume or guarantee secured debt which would otherwise be subject to the foregoing restrictions; provided, that the aggregate amount of secured debt that we may issue, assume or guarantee will not exceed 10% of the net tangible assets of us and our consolidated subsidiaries as of the latest fiscal year-end, when considered together with all other such secured debt and attributable debt (as defined below) then existing in respect of sale and lease-back transactions (as defined below) of us and our subsidiaries, other than sale or lease-back transactions whose proceeds were applied to the retirement of funded debt (as defined below). (Section 10.7 of senior indenture)

The term “net tangible assets” means the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities, excluding current maturities of long-term debt, commercial paper and other short-term indebtedness, and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in such aggregate amount of assets) and other like intangibles, all as set forth on the most recent consolidated balance sheet of us and our consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

Limitation on Sale and Lease-Back Transactions

We will not, nor will we permit any subsidiary to, lease from any Person any forestlands or principal manufacturing facility (except for temporary leases for a term of not more than three years) which was owned (and in the case of any such principal manufacturing facility, placed in commercial operation by us or a subsidiary for more than 180 days) and then sold or transferred to that Person by us or a subsidiary (a “sale and lease-back transaction”), unless either:

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we or the subsidiary would be entitled to incur debt secured by a mortgage on the property to be leased, in an amount equal to the attributable debt regarding such sale and lease-back transaction, without equally and ratably securing the senior debt securities pursuant to the covenant described above under “—Limitation on Liens”; or

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we apply, or covenant that we will apply, an amount equal to the fair value of the leased property, as determined by our board of directors, to the retirement, within 180 days of the effective date of any such sale and lease-back transaction, of the senior debt securities or our funded debt which ranks on a parity with the senior debt securities. (Section 10.8 of senior indenture)

The term “forestlands” means at any time property in the United States which contains standing timber which is, or is expected upon completion of a growth cycle then in process to become, of a commercial quantity and merchantable quality. However, this does not include any land which at the time is held by, or has been, or after the date of this prospectus is, transferred to a subsidiary primarily for development and/or sale rather than for the production of lumber or other timber products. (Section 1.1 of senior indenture)

The term “Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof. (Section 1.1 of senior indenture)

The term “principal manufacturing facility” means any paperboard, paper or pulp mill, or paper converting plant of ours or any subsidiary which is located within the United States, other than any mill or plant or portion thereof which:

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is financed by obligations issued by a state, territory, or possession of the United States, any political subdivision, or the District of Columbia, the interest on which is excludible from its holders’ gross income pursuant to the provisions of Section 103(a) of the Internal Revenue Code or any successor to such provision, as in effect at the time the obligations are issued; or

•	is not, in the opinion of our board of directors, of material importance to the total business conducted by us and our subsidiaries as an entirety. (Section 1.1 of senior indenture)

The term “subsidiary” means any corporation of which at least a majority of the outstanding stock having by its terms the ordinary voting power to elect a majority of its board of directors is at the time directly or indirectly owned or controlled by us, by any one or more subsidiaries, or by us and one or more subsidiaries, irrespective of whether any other class or classes of the corporation’s stock has or might have voting power by reason of the happening of any contingency. (Section 1.1 of senior indenture)

The term “attributable debt” means the present value at the time of determination of the lessee’s net rental payment obligation over the term, including any extensions, of any lease entered into in connection with a sale and leaseback transaction. The present value will be determined by using a discount rate equal to the weighted average yield to maturity of the senior debt securities then outstanding, compounded semiannually. The average will be weighted by the principal amount of the senior debt securities of each series or, in the case of original issue discount securities, the amount to be determined as provided in the definition of “outstanding” in the applicable senior indenture. (Section 1.1 of senior indenture)

The term “funded debt” means debt which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date the debt is created. (Section 1.1 of senior indenture)

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in an applicable prospectus supplement, we shall not consolidate or merge with or into any other Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, and we shall not permit any Person to consolidate or merge with or into us or to sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to us, unless:

•

in case we consolidate or merge with or into another Person or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to any Person, the Person formed by such consolidation or into which we are merged or the Person which acquires by sale, lease, transfer or otherwise, our assets substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the indenture, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to the indenture) on all the notes and the performance of every covenant of the indenture on our part to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiary’s obligation as a result of such transaction as having been incurred by us or our subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing;

•

if as a result of any such consolidation or merger or such sale, lease, transfer or other disposition our assets would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the indenture, we or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the notes equally and ratably with (or prior to) all indebtedness secured thereby; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, sale, lease, transfer or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable section of the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with. (Section 8.1)

Subordination of Subordinated Debt Securities

Unless otherwise indicated in an applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

The subordinated debt securities will, to the extent described in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness (as defined below). Upon any payment or distribution of assets to creditors pursuant to any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of ours, the holders of senior indebtedness will be entitled to payment in full of any principal, premium, if any, and interest on such senior indebtedness, before the holders of the subordinated debt securities will be entitled to any payment in respect of any principal, premium, if any, or interest on the subordinated debt securities. (Section 16.2 of subordinated indenture) Because of the subordination, our creditors may ratably recover less than the holders of senior indebtedness, and more than the holders of the subordinated debt securities, upon liquidation or insolvency.

If the maturity of any subordinated debt securities is accelerated, the holders at that time of all senior indebtedness then outstanding will first be entitled to receive payment in full of all amounts due thereon, before the holders of the subordinated debt securities will be entitled to receive any payment of any principal, premium, if any, and interest on the subordinated debt securities. (Section 16.3 of subordinated indenture)

No principal, premium, or interest payments may be made in respect of the subordinated debt securities if:

•	a default in any payment has occurred and is continuing regarding any senior indebtedness;

•	an event of default resulting in the acceleration of the maturity of any senior indebtedness has occurred and is continuing; or

•	any judicial proceeding is pending regarding any such default. (Section 16.4 of subordinated indenture)

For purposes of the subordination provisions of the subordinated indenture, the payment, issuance and delivery of cash, property or securities, other than stock and our specified subordinated securities, upon conversion of a subordinated debt security, is a principal payment in respect of the subordinated debt security.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, including indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. The senior debt securities constitute senior indebtedness under the subordinated indenture.

The term “senior indebtedness” includes all amounts due on and obligations incurred in connection with any of the following, whether outstanding at the date the subordinated indenture is executed or incurred or created after the subordinated indenture is executed, unless the instrument creating or evidencing the obligation provides that it is not senior in right of payment to the subordinated debt securities, or is equally senior with or junior to the subordinated debt securities: (Section 1.1 of subordinated indenture)

•	our indebtedness, obligations and other liabilities, contingent or otherwise, incurred for money borrowed or evidenced by bonds, debentures, notes or similar instruments;

•

our reimbursement obligations and other liabilities, contingent or otherwise, regarding letters of credit, bankers’ acceptances issued for our account, interest rate protection agreements or currency exchange or purchase agreements;

•

obligations and liabilities, contingent or otherwise, in respect of leases by us as lessee which are accounted for as capitalized lease obligations on our balance sheet in accordance with generally accepted accounting principles;

•

all direct or indirect guarantees or similar agreements in respect of, and obligations or liabilities (contingent or otherwise) to purchase or otherwise acquire or assure a creditor against our loss in respect of, indebtedness, obligations or liabilities of another person described in any of the three immediately preceding provisions;

•

any indebtedness described in any of the four immediately preceding provisions and which is secured by any mortgage, pledge, lien or other encumbrance existing on property owned or held by us, regardless of whether the indebtedness secured thereby has been assumed by us; and

•

any deferrals, renewals, extensions and refunds of, or amendments, modifications or supplements to, any indebtedness, obligation or liability described in any of the five immediately preceding provisions.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series.

Conversion Rights

If applicable, the terms pursuant to which debt securities of any series are convertible into or exchangeable for our common stock or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common stock or our other securities to be received by the holders of debt securities would be subject to adjustment.

Events of Default

Each of the following events is an event of default under the applicable indenture, regarding debt securities of any series, unless otherwise indicated in an applicable prospectus supplement:

•

failure to pay any interest on a debt security of such series when due, continuing for 30 days, and in the case of the subordinated indenture, whether or not the payment is prohibited by the subordination provisions;

•

failure to pay any principal of or premium on any debt security of such series when due, and in the case of the subordinated indenture, whether or not the payment is prohibited by the subordination provisions;

•

failure to deposit any sinking fund payment when due, in respect of any debt security of such series, and in the case of the subordinated indenture whether or not the deposit is prohibited by the subordination provisions;

•

our failure to perform any other covenant under the applicable indenture or debt security, other than one included solely for the benefit of a series of debt securities other than such series, and continuing for 60 days after written notice has been provided in accordance with the applicable indenture;

•	specific events in bankruptcy, insolvency or reorganization involving us; and

•	any other event of default regarding the debt securities of such series. (Section 5.1)

If an event of default regarding the outstanding debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare, by notice as provided in the applicable indenture, the principal amount of the debt securities of such series to be due and immediately payable.

For any debt security that is an original issue discount security or whose principal amount is not then determinable, the amount due and immediately payable is that portion of the principal amount of the debt security (or other amount in lieu of the principal amount) as is specified in the terms of the debt security. At any time after a declaration of acceleration regarding debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under specific circumstances, rescind and annul such acceleration. (Section 5.2)

The indentures provide that, subject to the trustee’s duty to act with the required standard of care during an event of default, the trustee has no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless the holders have offered reasonable indemnity to the trustee. (Section 6.1) Subject to the trustee indemnification provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee, regarding the debt securities of such series. (Section 5.12)

We will annually furnish to the applicable trustee a statement as to the performance of obligations under the applicable indenture and as to any default in performance.

Defeasance

We may, if so specified regarding any particular series of debt securities, discharge our indebtedness and certain of our obligations under the applicable indenture, by depositing with the applicable trustee funds or obligations issued or guaranteed by the United States, unless an applicable prospectus supplement indicates otherwise.

Defeasance and Discharge. The indentures provide that, if so specified regarding the debt securities of any series, we will be discharged from all obligations in respect of the debt securities of such series upon deposit in trust of cash and/or U.S. government obligations with the applicable trustee, the payment of interest and principal upon which will provide sufficient cash to pay any principal, premium, each installment of interest, and any sinking fund payments on the debt securities of such series at the stated maturity of such payments and in accordance with the terms of the applicable indenture and debt securities of such series. This will include, in the case of subordinated debt securities, the subordination provisions described under “—Subordination of Subordinated Debt Securities.”

The term “U.S. government obligations” means direct obligations of the United States or of an agency or instrumentality of the United States that is, or is unconditionally guaranteed as, a full faith and credit obligation of the United States and that is not callable or redeemable at the option of the issuer thereof. The term also includes certain depository receipts with respect to such obligations.

Such a deposit in trust may be made only if, among other things, the following conditions are met:

•

we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to United States federal income tax as if no deposit, defeasance and discharge had occurred, which opinion will be based upon either of the following:

•	we having received a ruling from the Internal Revenue Service, or the Internal Revenue Service having published such a ruling; or

•	there having been a change in applicable United States federal income tax law since the date of the applicable indenture; and

•

we have delivered to the applicable trustee an opinion of counsel to the effect that such deposit, defeasance and discharge will not result in the delisting of the debt securities of such series, if then listed on any domestic or foreign securities exchange; and

•	in the case of the subordinated debt securities:

•	no default in the payment of any principal, premium, if any, or interest on any senior indebtedness will have occurred and be continuing; or

•	no other default regarding any senior indebtedness will have occurred and be continuing and have caused the acceleration of the senior indebtedness. (Section 4.3 of subordinated indenture)

•	The restrictions within this provision will not apply to specific obligations relating to:

•	temporary debt securities and exchange of debt securities,

•	registration of transfer or exchange of debt securities of such series,

•	replacement of stolen, lost or mutilated debt securities of such series,

•	maintenance of paying agencies to hold monies for payment in trust, and

•	payment of any additional amounts required as a result of United States withholding taxes imposed on payments to non-United States persons.

Defeasance of Certain Obligations. The senior indenture provides that, if so specified regarding the senior debt securities of any series, we may omit compliance with the covenants described under “—Certain Covenants” and any other covenants applicable to the senior debt securities which are subject to covenant defeasance, and that such omission will not be an event of default regarding the debt securities of such series, upon a deposit in trust with the trustee. Such deposit in trust must be of cash and/or U.S. government obligations, which through the scheduled payment of interest and principal thereon will provide sufficient cash to pay any principal, premium, each installment of interest, and any sinking fund payments on the senior debt securities of such series at the stated maturity of such payments in accordance with the senior indenture and senior debt securities of such series. Our obligations under the senior indenture and senior debt securities of such series, other than regarding such covenant, will remain in full force and effect.

Such a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•

the holders of the senior debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and defeasance of specific obligations and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and defeasance had not occurred; and

•

the senior debt securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of the deposit and defeasance. (Section 10.11 of senior indenture)

In the event we exercise our option to omit compliance with the covenants described under “—Certain Covenants” regarding the senior debt securities of any series, as described above, and the senior debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of money and U.S. government obligations on deposit with the trustee must be sufficient to pay amounts due on the senior debt securities of such series at the time of their stated maturity, but may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from the default. We will in any event remain liable for the payments as provided in the senior indenture.

Meetings, Modification and Waiver

Unless otherwise indicated in an applicable prospectus supplement, modifications of and amendments to the indentures may be made by us and the trustee under the applicable indenture only with the consent of the holders of not less than 66 2/3% of the aggregate principal amount of the outstanding debt securities issued under the applicable indenture and affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder of the outstanding debt security affected thereby, do any of the following:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, premium, if any, or interest on, any debt security;

•	change any obligation of ours to pay additional amounts;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any debt security or any premium or interest thereon is payable;

•

impair the right to institute suit for the enforcement of any payment on or regarding any debt security on or after the stated maturity of the debt securities (or, in the case of redemption, on or after the redemption date as described in the indenture);

•	adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, the debt security, if applicable;

•	modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities, in the case of the subordinated indenture;

•

reduce the percentage of the holders, in principal amount, of any series of outstanding debt securities whose consent is required to either modify or amend the applicable indenture, to waive compliance with specific provisions of the applicable indenture, or to waive specific defaults;

•	reduce the requirements contained in the applicable indenture for quorum or voting;

•	change any obligations of ours to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modify any of the above provisions. (Section 9.2)

However, without the consent of any holders of debt securities, we and the trustee may supplement the indentures to, among other things:

•	reflect that another entity has succeeded us and assumed our covenants under the applicable indenture and any debt securities;

•

add to our covenants for the benefit of the holders of debt securities (and if the covenants are to be for the benefit of less than all series of debt securities, stating which series are entitled to benefit) or to surrender any right or power conferred upon us;

•	add any additional events of default;

•	provide additional provisions for bearer debt securities so long as the action does not adversely affect the interests of holders of any debt securities in any material respect;

•

change or eliminate any of the provisions of the applicable indenture, provided that any change or elimination will become effective only when there are no outstanding debt securities of any series created prior to the execution of the supplemental indenture which is entitled to the benefit of that provision;

•	establish the form or terms of any series of debt securities and any related coupons provided by the applicable indenture;

•

make provision with respect to the conversion rights of holders pursuant to the applicable indenture, including providing for the conversion of the debt securities into any security or property (other than our common stock);

•	secure the notes pursuant to the requirements described above under “—Certain Covenants”;

•	change the trustee or provide for any additional trustee; or

•

cure any ambiguity or correct or supplement any inconsistency in the indenture or in the notes or make any other provisions necessary or desirable, as long as the action shall not adversely affect the interest of the holders of the notes in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of such series of debt securities, waive, insofar as such series is concerned, compliance by us with specific restrictive provisions of the applicable indenture, unless a greater percentage is specified in the applicable prospectus supplement. (Section 10.10 of senior indenture) The holders of at least a majority in aggregate principal of the outstanding debt securities of each series may, on behalf of all holders of such series of debt securities and any coupons pertaining thereto, waive any past default under the applicable indenture, except a default:

•	in any payment of principal, premium, if any, or interest on any debt security of such series; and

•

in respect of a covenant or provision of the applicable indenture and the debt securities, if applicable, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected. (Section 5.13)

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder, or are present at a meeting of holders of debt securities for quorum purposes, the following will apply:

•

the outstanding principal amount of an original issue discount security will be the amount of the principal of the security that would be due and payable as of the date of determination, upon acceleration of the maturity thereof;

•

the principal amount of a debt security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date the debt security was originally issued, of the principal amount of the debt security;

•

the principal amount of an original issue discount security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date of original issuance of the debt security, of the amount that would be due and payable as of the date of determination, upon acceleration of the maturity thereof; and

•	debt securities owned by us or any obligor upon the debt securities or any affiliate of ours or of such other obligor shall be disregarded and deemed not to be outstanding. (Section 1.1)

The indentures contain provisions for convening meetings of the holders of debt securities of a series if debt securities of such series are issuable as bearer securities. (Section 13.1) A meeting may be called at any time by the trustee, or upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of such series. In either case, notice of the meeting must be given in accordance with “—Notices” below. (Section 13.2)

Unless otherwise provided in an applicable prospectus supplement, except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of such series.

Additionally, any resolution regarding any request, demand, authorization, direction, notice, consent, waiver or other action which the indenture expressly provides may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present. Adoption of a resolution is accomplished by the affirmative vote of the holders of the specified percentage in the principal amount of the outstanding debt securities of such series, except for any consent which must be given by the holder of each outstanding debt security affected thereby, as described above.

Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of such series and the related coupons. The quorum at any meeting that is called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series. (Section 13.4)

Notices

Except as otherwise provided in the applicable indenture, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York, the City of London and in any other city or cities specified in the debt securities. Notices to holders of registered securities will be given by mail to the holder’s address as it appears in the Security Register. (Sections 1.1, 1.6)

Title

Title to any temporary global debt security, any bearer securities, including bearer securities in permanent global form, and any coupons appertaining to the securities will pass by delivery. We, the trustee and any agent of ours or the trustee’s may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner (whether or not the debt security or coupon will be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8)

Replacement of Debt Securities and Coupons

Any mutilated debt security or a debt security with a mutilated coupon appertaining thereto will be replaced by us at the expense of the holder upon surrender of the debt security to the trustee. Debt securities or coupons that became destroyed, stolen or lost will be replaced by us at the expense of the holder upon delivery of the trustee of the debt security and coupons or evidence of the destruction, loss or theft satisfactory to us and the trustee; in the case of any coupon which becomes destroyed, stolen or lost, the coupon will be replaced by issuance of a new debt security in exchange for the debt security to which the coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and us may be required at the expense of the holder of the debt security or coupon before a replacement debt security will be issued. (Section 3.6)

Governing Law

The indentures, the debt securities and the coupons will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws. (Section 1.13)

Regarding the Trustee

The indentures contain specific limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in specific cases, or to realize on specific property received in respect of a claim as security or otherwise. The trustee will be permitted to engage in other transactions. However, if the trustee acquires any conflicting interest, it must eliminate the conflict within 90 days or resign unless it satisfies specified conditions.

The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon, formerly known as The Bank of New York) acts as trustee under the indentures. We and some of our subsidiaries at various times maintain deposit accounts and conduct our banking transactions with the trustee in the ordinary course of their business. The applicable prospectus supplement will describe the relationships between us and/or certain of our subsidiaries and any other trustee named in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock at December 31, 2023 consisted of 990,850,000 shares of common stock, $1 par value; 400,000 shares of cumulative $4 preferred stock, without par value (stated value $100 per share); and 8,750,000 shares of serial preferred stock, $1 par value.

Common Stock

Subject to the rights of the holders of any shares of our preferred stock or $4 preferred stock, which may at the time be outstanding, common stock holders are entitled to receive dividends as may be declared at various times by the board of directors out of legally available funds.

Common stock holders are entitled to one vote per share on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Common stock holders are entitled to receive, upon any liquidation of International Paper, all remaining assets available for distribution to shareholders after satisfaction of our liabilities and the preferential rights of any preferred stock that may then be issued and outstanding. The outstanding shares of common stock are, and the shares offered pursuant to any applicable prospectus supplement will be, fully paid and nonassessable. Common stock holders have no preemptive, conversion or redemption rights. Our common stock is listed on the NYSE. The registrar and transfer agent for the common stock is Computershare Trust Company, N.A.

Our restated certificate of incorporation provides for the annual election of our directors.

Serial Preferred Stock

The following summarizes briefly some general terms of our preferred stock. You should read the terms of any series of preferred stock, which will be described in more detail in an applicable prospectus supplement. If indicated in an applicable prospectus supplement, the terms of any series may differ from the terms described below. You should also read the more detailed provisions of our restated certificate of incorporation, which is filed as an exhibit to the registration statement of which this prospectus is a part, and the certificate of designation relating to each particular series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, for provisions that may be important to you.

General

Under our restated certificate of incorporation, our board of directors is authorized, without further stockholder action, to provide for the issuance of up to 8,750,000 shares of preferred stock. The preferred stock may be issued in one or more series, with specific designations of:

•	titles and number of shares;

•	dividend rates;

•	any redemption provisions;

•	special or relative rights in the event of the liquidation, dissolution, distribution or winding up of International Paper;

•	any sinking fund provisions;

•	any conversion provisions;

•	any voting rights; and

•	any other preferences, privileges, powers, rights, qualifications, limitations and restrictions, as will be described as and when established by our board of directors.

The shares of each series of preferred stock will be, when issued, fully paid and nonassessable and holders will have no preemptive rights in connection with the shares.

So long as any shares of $4 preferred stock are outstanding, the preferences, privileges and voting powers, if any, of the shares of preferred stock of any series, and the restrictions or qualifications thereof will be subject to the preferences, privileges and voting powers, if any, of the shares of $4 preferred stock and the restrictions and qualifications of those shares.

Rank

Each series of preferred stock will, regarding rights on liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock and to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to each series of preferred stock. We refer to these securities as the “junior liquidation securities”;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank on a parity with each series of preferred stock. We refer to these securities as “parity liquidation securities”; and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to each series of preferred stock, including any $4 preferred stock.

In addition, each series of preferred stock will, regarding dividend rights, rank:

•

senior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to each series of preferred stock and, to the extent provided in the applicable certificate of designation, to common stock;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank on a parity with each series of preferred stock and, to the extent provided in the applicable certificate of designation, to common stock parity dividend securities; and

•

junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to each series of preferred stock, including any $4 preferred stock. As used in any certificate of designation for these purposes, the term equity securities will not include debt securities convertible into or exchangeable for equity securities.

Dividends

Preferred stock holders will be entitled to receive, when and if declared by our board of directors out of legally available funds, cash dividends at the rates and on the dates described in an applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books, or if applicable, the records of the depositary referred to below under the caption “Description of Depositary Shares,” on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative.

No full dividends may be declared or paid on funds set apart for the payment of dividends on any series of preferred stock, unless dividends will have been paid or set apart for the payment on the parity dividend securities. If full dividends are not so paid, each series of preferred stock will share dividends pro rata with the parity dividend securities.

Conversion and Exchange

The applicable prospectus supplement for each series of preferred stock will state the terms, if any, that shares of such series are convertible into shares of another series of preferred stock or common stock or exchangeable for another series of preferred stock, common stock or debt securities of ours. Our common stock is described above under the caption “—Common Stock.”

Redemption

A series of preferred stock may be redeemable at any time, in whole or in part, at our option or the option of the holders of the shares and may be subject to mandatory redemption pursuant to a sinking fund or otherwise upon terms and at the redemption prices described in the applicable prospectus supplement relating to the series.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors, or by any other method determined by our board of directors to be equitable. On and after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock that are called for redemption, and all rights of the holders of the shares will end except for the right to receive the redemption price.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of International Paper, holders of each series of preferred stock that ranks senior to the junior liquidation securities will be entitled to receive, out of our assets available for distribution to shareholders, before any distribution is made on any junior liquidation securities (including common stock), distributions upon liquidation in the amount described in an applicable prospectus supplement relating to each series of preferred stock, plus any accrued and unpaid dividends.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of International Paper, the amounts payable regarding the preferred stock of any series and any other parity liquidation securities are not paid in full, the holders of the preferred stock of the series and the parity liquidation securities will share ratably in any distribution of our assets, in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock will not be entitled to any further participation in any distribution of our assets.

Voting Rights

Except as indicated below or in an applicable prospectus supplement relating to a particular series of preferred stock or except as expressly required by applicable law, the holders of shares of preferred stock will have no voting rights.

Cumulative Preferred Stock

Our $4 preferred stock is senior to the common stock and the preferred stock as to the payment of dividends and distributions of assets on liquidation, dissolution or winding up of International Paper. The $4 preferred stock bears a dividend of $4.00 per share per annum from our surplus or net profits, but only when and as declared by our board of directors. Dividends on the $4 preferred stock are cumulative. Such dividends are payable quarterly in each year on the dates as at various times may be fixed by our board of directors. Accumulated dividends do not bear interest.

If dividends on any outstanding shares of the $4 preferred stock for all past quarterly dividend periods and the then current quarterly period have not been paid in full or declared and set apart for payment, no dividends, other than those dividends payable in stock ranking junior to the $4 preferred stock, will be declared or paid or set apart for payment on, nor will any distribution be made to, any class of stock ranking junior to the $4 preferred stock.

Holders of the $4 preferred stock have no general voting rights but have the right to vote in specified circumstances.

If at the time of any annual meeting of shareholders, dividends have not been paid on the shares of the $4 preferred stock in an aggregate amount equal to four full quarterly dividends, whether consecutive or not, then at the annual meeting, the holders of the $4 preferred stock will have the sole right, to the exclusion of all other classes of stock, to vote for and elect one-third, or the nearest whole number thereto, of the total number of directors to be elected at the annual meeting and thereafter at all meetings for the election of directors until all arrearages of dividends accumulated on the $4 preferred stock for all preceding dividend periods have been paid or declared and set apart for payment. Whenever all arrearages of dividends have been paid or declared and set apart for payment, all powers of the holders of the $4 preferred stock to vote for directors will end, and the tenure of all directors elected by them will automatically end.

So long as any shares of the $4 preferred stock are outstanding, we may not, without first obtaining a majority vote of the holders of the outstanding shares of the $4 preferred stock:

•	increase the authorized number of shares of $4 preferred stock;

•	authorize, create or issue stock of any class ranking on a parity with the $4 preferred stock as to the payment of dividends or distributions upon dissolution, liquidation or winding up; or

•	sell, lease or otherwise dispose of all or substantially all of our assets, otherwise than by merger or consolidation.

In addition, so long as any shares of $4 preferred stock are outstanding, we may not, without first obtaining the vote of holders of at least two-thirds of the outstanding shares of $4 preferred stock, authorize, create or issue stock of any class ranking, as to the payment of dividends or distribution upon dissolution, liquidation or winding up, senior to the $4 preferred stock.

Our restated certificate of incorporation, as amended, provides that for so long as any shares of preferred stock are outstanding, we will not issue any shares of $4 preferred stock without first obtaining the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock.

Upon the dissolution, liquidation or winding up of International Paper, the holders of the $4 preferred stock will be entitled to receive out of our net assets, whether represented by capital or surplus, the following:

•	if the dissolution, liquidation or winding up is voluntary, cash in an amount per share of $105; and

•	if the dissolution, liquidation or winding up is involuntary, cash in the amount of $100 per share.

In addition, holders will be entitled to receive, in either case, an amount equal to all dividends accrued and unpaid on shares up to and including the date fixed for distribution, whether or not earned or declared and, in either case, before any distribution of the assets to be distributed is made to the holders of stock ranking junior to the $4 preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. A copy of the form of deposit agreement, including the form of depositary receipt, is filed as an exhibit to and incorporated by reference into the registration statement of which this prospectus is a part.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any of the amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by us or the depositary only after:

•	all outstanding depositary shares have been redeemed; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of International Paper.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the deposited preferred stock.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and its obligations under the deposit agreement will be limited to performance in good faith of our and its duties under the deposit agreement and neither we nor it will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. Copies of the form of warrant agreement for warrants sold alone, and for warrants attached to debt securities, preferred stock or common stock, are filed as exhibits to and incorporated by reference into the registration statement of which this prospectus is a part. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	a discussion of any material United States federal income tax considerations; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include common stock, preferred stock or depositary shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•

if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock or each depositary share;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or depositary shares will be separately transferable;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The price per share of our common stock, preferred stock or depositary shares and number of shares of our common stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be entered into separately or as a part of a stock purchase unit that consists of (a) a stock purchase contract; (b) warrants; and/or (c) debt securities or debt obligations of third parties (including United States treasury securities, other stock purchase contracts or common stock), that would secure the holders’ obligations to purchase or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any stock purchase contract or stock purchase unit and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Copies of the form of purchase contract agreement, form of stock purchase unit and form of treasury stock purchase unit are filed as exhibits to and incorporated by reference into the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or as units with other securities. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. In addition, selling security holders may sell securities under this prospectus in any of these ways. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

We may from time to time offer debt securities directly to institutional or other investors, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a so-called “real-time” basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically, the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy statements, information statements and other information about issuers who file electronically with the SEC. The address of the website is http://www.sec.gov. We also maintain a website at www.internationalpaper.com. Our website, and the information contained on or accessible through our website, is not part of this prospectus.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

The following documents listed below that we have previously filed with the SEC (Commission File Number: 001-03157) are incorporated by reference:

•	Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 16, 2024;

•	Current Reports on Form 8-K filed on February 16, 2024, February 16, 2024;

•	The information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2022 provided in our Proxy Statement filed on March 28, 2023; and

•	Registration Statement on Form 8-A (as amended) filed on July 20, 1976.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference; provided, that information furnished and not filed by us under any item of any current report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC at the websites noted above. You may request orally or in writing, without charge, a copy of any or all of the documents which are incorporated in this prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to International Paper Company, 6400 Poplar Avenue, Memphis, Tennessee 38197. The telephone number is: (901) 419-9000.

VALIDITY OF SECURITIES

The validity of the securities offered by us hereby will be passed upon for us by Debevoise & Plimpton LLP, New York, New York.

EXPERTS

The financial statements of International Paper Company, except Ilim S.A., as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of International Paper Company’s internal control over financial reporting as of December 31, 2023, have been audited by Deloitte & Touche LLP as stated in their reports incorporated by reference herein. The financial statements of Ilim S.A., as of and for the year ended December 31, 2022 (of which the Company’s investment in Ilim S.A. was accounted for by use of the equity method and was presented as held-for-sale and within discontinued operations as of and for the year ended December 31, 2022), not presented separately herein, have been audited by A.O. Business Solutions and Technologies, as stated in their report incorporated by reference herein. Such financial statements of International Paper Company are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. All of the foregoing firms are independent registered public accounting firms.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The general categories of expenses that the registrant anticipates it will incur in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table.

Registration Fee	$(1)
Printing Expenses	(2)
Trustees’ Fees and Expenses	(2)
Accountants’ Fees and Expenses	(2)
Legal Fees and Expenses	(2)
Rating Agencies’ Fees	(2)
Miscellaneous	(2)

Total	$(2)

(1)	Deferred in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.
(2)	Estimated expenses are not presently known.

Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers.

International Paper is a corporation formed under the laws of the State of New York. Section 721 of the New York Business Corporation Law (“B.C.L.”) provides that, in addition to indemnification provided in Article 7 of the B.C.L., a corporation may indemnify a director or officer by a provision contained in its certificate of incorporation or by-laws or by a duly authorized resolution of its shareholders or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and material to the cause of action, or that such director or officer personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Section 722(a) of the B.C.L. provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, has no reasonable cause to believe that his or her conduct was unlawful.

Section 722(c) of the B.C.L. provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the B.C.L. in respect of a threatened or pending action which is settled or otherwise disposed of or any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines, upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the B.C.L. specifies the manner in which payment of indemnification under Section 722 of the B.C.L. or indemnification permitted under Section 721 of the B.C.L. may be authorized by the corporation. It provides that indemnification may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the B.C.L. provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and paragraph (a) of Section 723. Section 725 of the B.C.L. contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the B.C.L. authorizes the purchase and maintenance of insurance to indemnify (1) a corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the above sections, (2) directors and officers in instances in which they may be indemnified by a corporation under such sections, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such sections, provided that the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Article VII of the restated certificate of incorporation of International Paper provides in part as follows:

“Each Director of the Corporation shall be indemnified by the Corporation against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director of the Corporation, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director, provided that such right of indemnification shall not be deemed exclusive of any other rights to which a Director of the Corporation may be entitled, under any by-law, agreement, vote of stockholders or otherwise.”

Article IX of the By-laws, as amended, of International Paper provides as follows:

“The Corporation shall indemnify each Officer or Director who is made, or threatened to be made, a party to any action by reason of the fact that he or she is or was an Officer or Director of the Corporation, or is or was serving at the request of the Corporation in any capacity for the Corporation or any other enterprise, to the fullest extent permitted by applicable law. The Corporation may, so far as permitted by law, enter into an agreement to indemnify and advance expenses to any Officer or Director who is made, or threatened to be made, a party to any such action.”

International Paper has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the B.C.L. and has entered into indemnity agreements with its directors and certain officers providing indemnification in addition to that provided under the B.C.L. as permitted by Section 721 of the B.C.L.

Item 16. Exhibits.

Exhibit Number	Exhibit

1.1	Forms of Underwriting Agreement (debt securities, preferred stock, common stock, depositary shares, warrants, stock purchase contracts and stock purchase units).*

3.1	Restated Certificate of Incorporation of International Paper Company (incorporated herein by reference to Exhibit 3.1 to International Paper Company’s Current Report on Form 8-K dated May 13, 2013, File No. 001-03157).

Exhibit Number	Exhibit

3.2	By-laws of International Paper Company, as amended through May 9, 2023 (incorporated herein by reference to Exhibit 3.1 to International Paper Company’s Current Report on Form 8-K dated May 9, 2023, File No. 001-03157).

4.1	Form of certificate of shares of International Paper Company’s common stock (incorporated herein by reference to Exhibit 4(A) to International Paper Company’s Registration Statement on Form S-3, File No. 33-44855).(P)

4.2	Form of Certificate of Designations (incorporated herein by reference to Exhibit 4.14 to International Paper Company’s Registration Statement on Form S-3, File No. 333-103760).

4.3	Form of deposit agreement, including the form of depositary receipt (incorporated herein by reference to Exhibit 4.9 to International Paper Company’s Registration Statement on Form S-3, File No. 33-52945).

4.4	Indenture for senior debt securities dated as of April 12, 1999 between International Paper Company and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee (incorporated herein by reference to Exhibit 4.1 to International Paper Company’s Current Report on Form 8-K filed on June 29, 2000, File No. 001-03157).

4.5	Indenture for subordinated debt securities dated as of September 15, 1998 between International Paper Company and The Bank of New York Mellon Trust Company, N.A., as Successor Trustee (incorporated herein by reference to Exhibit 4.5 to International Paper Company’s Current Report on Form 8-K filed on September 29, 1998, File No. 001-03157).

4.6	Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4.13 to International Paper Company’s Registration Statement on Form S-3, File No. 333-103760).

4.7	Form of Stock Purchase Unit (included in Exhibit 4.6).

4.8	Form of Treasury Stock Purchase Unit (included in Exhibit 4.6).

4.9	Form of Warrant Agreement for warrants sold alone (incorporated herein by reference to Exhibit 4.17 to International Paper Company’s Registration Statement on Form S-3, File No. 333-103760).

4.10	Form of Warrant Agreement for warrants attached to debt securities, preferred stock or common stock (incorporated herein by reference to Exhibit 4.18 to International Paper Company’s Registration Statement on Form S-3, File No. 333-103760).

5.1	Opinion of Debevoise & Plimpton LLP.**

23.1	Consent of Deloitte & Touche LLP.**

23.2	Consent of A.O. Business Solutions and Technologies**

23.3	Consent of Debevoise & Plimpton LLP (contained in Exhibit 5.1).**

24.1	Powers of Attorney of certain officers and directors (included on the signature page of this Registration Statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture dated as of April 12, 1999.**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture dated as of September 15, 1998.**

107	Calculation of Filing Fee Tables.**

*	To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.
**	Filed herewith.

Item 17. Undertakings.

A.	Rule 415 Offering

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.	Filings Incorporating Subsequent Exchange Act Documents by Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of International Paper’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

C.	SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described in Item 15 above, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.	Qualifications of Trust Indentures Under the Trust Indenture Act of 1939 for Delayed Offerings

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on this 16th day of February, 2024.

INTERNATIONAL PAPER COMPANY

By:	/s/ Mark S. Sutton
Name:	Mark S. Sutton
Title:	Chairman of the Board & Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Timothy S. Nicholls, Joseph R. Saab and Amanda M. Jenkins his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Mark S. Sutton Mark S. Sutton	Chairman of the Board & Chief Executive Officer and Director (Principal Executive Officer)	February 16, 2024

/s/ Timothy S. Nicholls Timothy S. Nicholls	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 16, 2024

/s/ Holly G. Goughnour Holly G. Goughnour	Vice President—Finance and Corporate Controller (Principal Accounting Officer)	February 16, 2024

/s/ Christopher M. Connor Christopher M. Connor	Director	February 16, 2024

/s/ Ahmet C. Dorduncu Ahmet C. Dorduncu	Director	February 16, 2024

/s/ Ilene S. Gordon Ilene S. Gordon	Director	February 16, 2024

/s/ Anders Gustafsson Anders Gustafsson	Director	February 16, 2024

/s/ Jacqueline C. Hinman Jacqueline C. Hinman	Director	February 16, 2024

/s/ Clinton A. Lewis, Jr. Clinton A. Lewis, Jr.	Director	February 16, 2024

/s/ Kathryn D. Sullivan Kathryn D. Sullivan	Director	February 16, 2024

NAME	TITLE	DATE

/s/ Anton V. Vincent Anton V. Vincent	Director	February 16, 2024

/s/ Ray G. Young Ray G. Young	Director	February 16, 2024